Exhibit 10.55

CONSULTATION AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT made as of the 27th day of August, 2009 between MGP INGREDIENTS, INC., a Kansas corporation (“Company”) and LAIDACKER M. SEABERG (“Seaberg”), a resident of Atchison County, Kansas.

WHEREAS, Seaberg, as a former director and officer of the Company, has valuable knowledge of and experience in the Company’s business; and

WHEREAS, the Company wishes to engage Seaberg to provide consulting services for it in connection with the operations of its business; and

WHEREAS, Seaberg agrees to provide consulting services to the Company;

NOW, THEREFORE, for and in consideration of the mutual covenants herein made, Seaberg and the Company agree as follows:

1.                                      Consultation Agreement.

(a)                                  The Company shall pay a retainer to Seaberg in the amount of $250,000 annually in equal weekly payments, upon and subject to the terms of this Agreement. Seaberg agrees that for a period commencing on the effective date hereof and ending on June 14, 2011 (the “Term”), he will provide the Company’s President and Chairman of the Board such assistance, advice and consultation in connection with the Company’s business as the Company’s President or Chairman of the Board may request from time to time after reasonable notice to Seaberg, such assistance, advice and consultation to include, without limitation, matters involving industry developments, marketing strategy and governmental affairs. In such capacity, Seaberg will use his best efforts, within the bounds of law and ethics, to preserve the good will of the Company with its customers, its employees, the ingredients industry and the general public.

(b)                                 It is also understood that Seaberg’s services under this Agreement will be rendered primarily in the Atchison, Kansas area but that upon request Seaberg will travel to such other places outside of Atchison, Kansas as the Company may reasonably request.  All expenses incurred by Seaberg in connection with any such travel shall be Seaberg’s responsibility.

(c)                                  The hours during which Seaberg performs services hereunder on any given day shall be determined by him, although Seaberg will use reasonable efforts to respond timely to and to accommodate the requests of the Company’s President and Chairman of the Board for his services.

(d)                                 As a consultant, Seaberg will be an independent contractor and will not be considered an employee of the Company for any purpose.

(i)                                     Nothing in this Agreement shall be construed as entitling Seaberg to (A) negotiate or enter into any oral or written agreement on behalf of the Company or any of its affiliates, or (B) otherwise act on behalf of or bind the Company or any of its affiliates.

(ii)                                  Seaberg shall file all tax returns and reports required to be filed by Seaberg on the basis that Seaberg is an independent contractor and not an employee of the Company.  Seaberg shall timely pay in full all income and employment taxes in connection with Seaberg’s engagement and remuneration under this Agreement (including federal, state and local income taxes and self-employment social security (SECA) taxes).  The Company shall not pay any unemployment or workers’ compensation taxes or premiums on behalf of or regarding Seaberg.

(e)                                  Seaberg may perform services for any other person or firm without the Company’s prior consent, provided that in doing so he does not violate this Agreement or any other agreement with the Company.

2.                                      Non-Solicitation; Non-Disparagement

(a)                                  Seaberg acknowledges and agrees that during the Term of this Agreement and for a period of one year thereafter he will not, directly or indirectly, (i) solicit, directly or indirectly, any of the Company’s customers, prospects, business or patronage for any competitive business anywhere in the United States, or (ii) solicit, divert, entice or otherwise attempt to take away any customers, active prospects, business, patronage or orders of the Company anywhere in the United States.

(b)                                 During the Term and for a period of one year thereafter, Seaberg shall not, directly or indirectly, (i) solicit or induce or attempt to solicit or induce any employee, representative or agent of the Company to terminate its employment, representation or other association with the Company, or (ii) disparage the Company, or any of its past, present or future agents, officers, shareholders, directors or employees to the public, media, any individual or any other third party.

3.                                      Protection of Confidential Information.

(a)                                  As used in this paragraph 3, the term “Confidential Information” means attorney client or other confidential communications or information protected by the work product doctrine and any of the following, whether historical, current or proposed and whether the Company’s or a customer’s: customer lists, customer credit information, marketing data,  production methods and formulas, recipes, processes, innovations, inventions, strategies, suppliers, pricing and pricing methods, sales techniques, advertising, traveling and canvassing methods, brochures or instructions relating to products, services or business of the Company or any customer of the Company, and any other information which the Company may from time to time identify in writing to Seaberg as information which it wishes to preserve as secret.  Such other Confidential Information and the dates on which the Company so advised Seaberg may, but need not be, recorded as an exhibit to be attached to and deemed a part of this Agreement.

(b)                                 By executing this Agreement, Seaberg acknowledges that he has been advised that the Company wishes to preserve Confidential Information as secret.

(c)                                  Unless Seaberg shall first secure the written consent of the Company, Seaberg shall not disclose or use at any time, either during or subsequent to the Term of this Agreement, any Confidential Information, whether or not patentable, of which Seaberg is presently aware or becomes informed during such time, whether or not developed by Seaberg, except as required in the exercise of Seaberg’s duties to the Company under this Agreement.  This obligation shall not apply to any Confidential Information which is or shall become a part of the public domain through no fault of Seaberg.  Seaberg shall not be deemed in breach of this provision for good faith actions undertaken in the performance of duties requested of him by the Company under this Agreement.

(d)                                 Upon the Company’s request, Seaberg shall promptly deliver to the Company all manuals, sales materials, letters, notes, notebooks, reports, customer lists, and all copies thereof, and all other materials of a secret or confidential nature related to the business of the Company or any customers of the Company, which are in the possession or under the control of Seaberg.

(e)                                  This paragraph 3 is intended to supplement, but not limit or supplant, any obligation of Seaberg or remedy of the Company which may be otherwise imposed on Seaberg or available to the Company under common law or equity without written agreement.

4.                                       Other Considerations.

(a)                                  In the event of Seaberg’s death, the payments provided for herein will be made to such person or persons as he may designate in writing and in the absence of such designation to his estate. The Company may provide for such obligation through insurance on the life of Seaberg, and Seaberg agrees to cooperate with the Company if it elects to procure such a policy. Notwithstanding the foregoing, the Company shall have no obligation to pay such amounts if Seaberg violates the terms of this Agreement.

(b)                                 Seaberg acknowledges that his breach of the covenants contained in paragraph 2 or 3 will cause irreparable damage to the Company, and accordingly, Seaberg agrees that in addition to other remedies which it may have hereunder, the Company may seek equitable relief to enforce the obligations imposed hereunder.

5.                                       Notices.

Any notice required or permitted to be given hereunder shall be sufficient if in writing and shall be deemed delivered upon the date of mailing if mailed by certified or registered mail, return receipt requested, to the address of Seaberg as reflected in the Company’s records, or to the Company to 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002-0130, Attn:  President.

6.                                       Miscellaneous.  This Agreement constitutes the entire Agreement of the parties hereto respecting the subject matter hereof and supersedes all prior understandings or agreements, oral or written, among all or any of such parties.  This Agreement shall not be amended except by a written agreement signed by all of the parties hereto.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns;  in this regard, except as provided herein no rights or obligations of Seaberg under this agreement are assignable without the prior written consent of the Company.  This Agreement shall be governed by the laws of the State of Kansas.  In the event any one or more of the provisions contained in this Agreement or any application thereof shall be held to be illegal, the enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby.  No delay or failure on the part of any party hereto in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of any other rights hereunder.  Whenever the context hereof shall require, the use of any gender shall include all genders and the singular shall include the plural, and vice versa.

“COMPANY”

(CORPORATE SEAL)

MGP INGREDIENTS, INC.

ATTEST:

/s/ Marta M. Myers	By:	/s/ John Speirs
Marta M. Myers	John Speirs
Secretary	Chairman of the Board

“SEABERG”

/s/ Laidacker M. Seaberg
Laidacker M. Seaberg